Exhibit 99.1

NetLogic Microsystems Contact:	Investor Relations Contact:
Don Witmer, CFO	Michael Knapp
NetLogic Microsystems, Inc.	Stapleton Communications Inc.
650-961-6676	650-470-0200
dwitmer@netlogicmicro.com	ir@netlogicmicro.com

NetLogic Microsystems Announces Q3 2005 Financial Results

Company achieves record gross margin of 61 percent

MOUNTAIN VIEW, Calif. – Oct. 25, 2005 – NetLogic Microsystems, Inc. (NASDAQ: NETL), the leader in the design and development of knowledge-based processors, today announced financial results for the third quarter ended Sept. 30, 2005.

Revenue in the third quarter of 2005 was $20.0 million, up 61 percent on a year-over-year basis and 7 percent from second quarter revenue of $18.7 million. Increased demand for knowledge-based processors led to strong revenue growth as companies continued to upgrade networking infrastructure. Third quarter net income, in accordance with generally accepted accounting principles (GAAP), was $3.6 million or $0.19 per share, compared with net income of $2.4 million or $0.13 per share in the second quarter of 2005, and a net loss of $3.6 million or a loss of $0.22 per share in third quarter of 2004.

Pro forma net income, which excludes amortization of stock-based compensation, was $4.0 million or $0.21 per share in the third quarter of 2005, compared with pro forma net income of $2.9 million or $0.15 per share in the second quarter of 2005. Pro forma net loss in the third quarter of 2004 was $20,000 or $0.00 per share and excluded amortization of stock-based compensation and note discounts.

The company believes the additional non-GAAP measures provided are useful to investors for performing financial analysis because they highlight the company’s operating activities. The company’s management uses this pro forma measure internally to evaluate its operating performance and plan for its future periods. However, pro forma measures are not a substitute for GAAP measures. For a reconciliation of GAAP versus pro forma financial information on a quarterly basis, please see the attached schedule.

Gross margin in the third quarter of 2005 was 61.1 percent, compared with gross margin of 56.1 percent in the second quarter of 2005, and gross margin of approximately 45 percent in the third quarter of 2004.

“Our business remained strong in the third quarter as 10 Gigabit Ethernet (GbE) infrastructure continued to be rapidly adopted and networks were upgraded with next generation, carrier-class products enabled by our knowledge-based processors,” said Ron Jankov, president and CEO.

“We were pleased to announce that ALAXALA Networks became the second customer to contribute more than 10 percent of our total revenue in Q3, illustrating our continued success in diversifying our customer base,” said Jankov. “We expect this customer diversification trend to continue as new programs utilizing knowledge-based processors ramp with existing customers and our NETLite™ processor family gains traction with new customers in 2006.”

Recent Customer Highlights

NetLogic Microsystems’ customers announced a number of key end-customer deployments, all of which incorporate the company’s knowledge-based processors, and which highlight the diversity of applications and expanding customer base for the company’s knowledge-based processors.

•	Juniper Networks announced that B3G Telecom, one of Europe’s leading broadband telephony operators, has deployed Juniper Network’s E-Series edge routing platforms in its IP backbone network.

•	Foundry Networks announced that it has equipped the world’s largest public internet exchange, the Amsterdam Internet Exchange, with high performance BigIron® RX-16 10Gbe switches.

•	Force10 Networks announced that the Human Genome Sequencing Center at Baylor College of Medicine has deployed the Force10 TeraScale E-Series.

•	Extreme Networks announced that its BlackDiamond® 8810 switch was selected by France Televisions Publicite to implement a 10 Gigabit high-speed switching solution for the continued development of its LAN to support high-definition programming.

•	ALAXALA Networks announced shipments to major Japan-based carriers of its AX7702R compact gigabit router that supports 10G interfaces (LAN, WAN, POS) with Internet Protocol version 6 (IPv6) at wire-speed performance. ALAXALA Networks is a joint venture of the switching and routing divisions of Hitachi, Ltd. and NEC Corporation, and is a leading provider of backbone routers/switches for telecom carriers, government and public sectors, and large corporate networks.

Company Highlights

•	It was ranked in the top 100 on the 2005 Deloitte Technology Fast 500, a listing of the 500 fastest growing technology companies in North America.

•	It made initial shipments of its NL3180GLQ NETLiteTM processor, the second product in the company’s NETLite product family, specifically designed for cost-sensitive, high-volume applications such as entry-level switches, routers and access equipment. The NETLite processor family leverages circuit techniques developed and refined during the design of NetLogic Microsystems’ current market proven knowledge-based processor families, and greatly benefits from die size optimization, low power dissipation and redundant computing techniques. In addition, the NETLite processor’s simplified pipeline architecture allows for a lower cost of manufacture and lower cost system designs.

•	Its second generation knowledge-based processor, the NL6000, was deployed in a number of pre-production systems and achieved new design wins with two new customers. The NL6000, with a top speed of 400MHz, is roughly twice as fast as the first generation of knowledge-based processors, and its intelligent active power management technology dramatically lowers chip power consumption and enables the use of up to twelve devices per line-card, helping to drive higher levels of Quality of Service (QoS), security and other advanced network features

•	The opening of a state-of-the-art design center in Bangalore, India. The new Bangalore facility is adding a very strong overseas engineering presence to the company’s main R&D facilities in Mountain View, and is expected to accelerate introduction of new products. Initially, the Bangalore facility is focusing on the development of second-generation NETLite processor products.

Conference Call

The company will host its third quarter 2005 financial results conference call on Tuesday, Oct. 25, 2005 at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, dial (800) 591-6923 ten minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial (888) 286-8010 and enter pass code 85772694.

The conference call will be available via a live webcast on the investor relations section of the NetLogic Microsystems web site at http://www.netlogicmicro.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 3 months.

About NetLogic Microsystems

NetLogic Microsystems, Inc., a fabless semiconductor company located in Mountain View, Calif., designs, develops and markets high performance knowledge-based processors for a variety of advanced Internet, corporate and other networking systems, such as routers, switches, network access equipment and networked storage devices. NetLogic Microsystems’ knowledge-based processors use advanced processor architecture and a large knowledge database containing network and network user information to make complex decisions about individual packets of information traveling through the network. Knowledge-based processors significantly enhance the ability of networking OEMs, to supply network service providers with systems offering more advanced functionality for the Internet, such as voice transmission over the Internet, or VoIP, virtual private networks, or VPNs, and streaming video and audio. NetLogic Microsystems also provides NPU interface knowledge-based processors solutions to Intel and AMCC network processors that accelerate design and development of leading-edge networking equipment. For more information about products offered by NetLogic Microsystems, call 650.961.6676 or visit the NetLogic Microsystems Website at http://www.netlogicmicro.com

NetLogic Microsystems, the NetLogic Microsystems logo and NETLite are trademarks of NetLogic Microsystems, Inc. All other trademarks are properties of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business, including, but not limited to, revenue projections, which are not historical facts may be

“forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, the length of our sales cycles, our average selling prices, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Forms 10-Q and 10-K, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenue:
Product revenue	$20,029	$12,441	$60,538	$31,456
License and engineering service revenue	—	—	—	1,128

Total revenue	20,029	12,441	60,538	32,584

Gross profit	12,233	5,580	35,038	13,818

Operating expenses:
Research and development	6,049	3,891	15,401	12,365
Selling, general and administrative	2,433	1,735	7,073	4,895
Stock-based compensation	397	1,090	1,487	4,616

Total operating expenses	8,879	6,716	23,961	21,876

Income (loss) from operations	3,354	(1,136)	11,077	(8,058)

Interest and other income (expense), net	378	(2,502)	785	(3,897)

Income (loss) before income taxes	3,732	(3,638)	11,862	(11,955)

Provision for income taxes	126	—	406	—

Net income (loss)	$3,606	$(3,638)	$11,456	$(11,955)

Net income (loss) per share - Basic	$0.20	$(0.22)	$0.65	$(1.50)

Net income (loss) per share - Diluted	$0.19	$(0.22)	$0.61	$(1.50)

Shares used in calculation - Basic	17,798	16,243	17,650	7,954

Shares used in calculation - Diluted	19,268	16,243	18,907	7,954

NETLOGIC MICROSYSTEMS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenue:
Product revenue	$20,029	$12,441	$60,538	$31,456
License and engineering service revenue	—	—	—	1,128

Total revenue	20,029	12,441	60,538	32,584

Gross profit	12,255	5,647	35,094	13,986

Operating expenses:
Research and development	6,049	3,891	15,401	12,365
Selling, general and administrative	2,433	1,735	7,073	4,895
Stock-based compensation	—	—	—	—

Total operating expenses	8,482	5,626	22,474	17,260

Income (loss) from operations	3,773	21	12,620	(3,274)
Interest and other income (expense), net	378	(41)	785	(384)

Income (loss) before income taxes	4,151	(20)	13,405	(3,658)
Provision for income taxes	126	—	406	—

Net income (loss)	$4,025	$(20)	$12,999	$(3,658)

Net income (loss) per share - Basic	$0.23	$(0.00)	$0.74	$(0.46)

Net income (loss) per share - Diluted	$0.21	$(0.00)	$0.69	$(0.46)

Shares used in calculation - Basic	17,798	16,243	17,650	7,954

Shares used in calculation - Diluted	19,268	16,243	18,907	7,954

NETLOGIC MICROSYSTEMS, INC. RECONCILIATION OF GAAP NET INCOME (LOSS) TO PRO FORMA NET INCOME (LOSS) (IN THOUSANDS) (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
GAAP net income (loss)	$3,606	$(3,638)	$11,456	$(11,955)
Pro forma adjustments:
Amortization of stock-based compensation	419	1,157	1,543	4,784
Amortization of note discounts	—	2,461	—	3,513

Pro forma net income (loss)	$4,025	$(20)	$12,999	$(3,658)

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$60,464	$41,411
Accounts receivable, net	3,319	5,873
Inventory	8,016	7,759
Prepaid expenses and other current assets	1,061	1,408

Total current assets	72,860	56,451
Property and equipment, net	3,671	2,953
Other assets	103	50

Total assets	$76,634	$59,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,928	$5,690
Accrued liabilities	6,067	4,164
Capital lease obligations, current	262	1,314

Total current liabilities	13,257	11,168
Capital lease obligations, long-term	253	3
Other liabilities	297	181

Total liabilities	13,807	11,352

Stockholders’ equity:
Common stock	179	176
Additional paid-in capital	151,908	150,771
Notes receivable from stockholders	(60)	(434)
Deferred stock-based compensation	(1,472)	(3,227)
Accumulated deficit	(87,728)	(99,184)

Total stockholders’ equity	62,827	48,102

Total liabilities and stockholders’ equity	$76,634	$59,454